Inforte Corp. Announces Fourth Quarter and 2005 Results

Cash Flow from Operations $1.9 Million for the Quarter, Best Result Since Third Quarter 2001; Diluted EPS Three Cents


CHICAGO, January 26, 2006 /PRNewswire-FirstCall/ -- Customer Intelligence consultancy Inforte Corp. (Nasdaq: INFT - News) announced today that revenue and diluted earnings per share (EPS) were at the high end of guidance for the quarter ending December 31, 2005. Fourth quarter revenue was $10.6 million, and net revenue, which is revenue less reimbursements, was $9.6 million. Diluted EPS were three cents.

Dave Sutton, Inforte's chief executive officer and president, commented, "2005 marks our best profitability performance in the past five years, with strong cash flow and our best operating income and margin performance since 2000. We continue to see the benefits of shifting our revenue mix towards high growth business intelligence and managed analytics areas. Growth in our SAP business intelligence and analytics area is up 32 percent year over year."

Actual earnings results for the quarter ending December 31, 2005, and financial highlights, are as follows:

o Net income for the quarter was $308,000 compared to a loss of $1.3 million in the fourth quarter of 2004. In the fourth quarter of 2004 there was an office space restructuring resulting in a one-time write-off of lease costs; excluding this expense fourth quarter 2004 net income was $16,000.
o Net income as a percentage of net revenue was 3.2 percent and compares to -13.1 percent last year and 0.2 percent excluding the office space restructuring.
o Operating income for the quarter increased to $329,000 compared to a loss of $2.4 million in the fourth quarter of 2004 and a loss of $296,000 excluding the office space restructuring. This result includes $254,000 of non-cash compensation expense related to restricted stock for this quarter.
o Operating income as percentage of net revenue was 3.4 percent compared to -24.9 percent in the fourth quarter of 2004 and -3.0 percent excluding the office space restructuring.
o Gross income as a percentage of net revenue was 42.5 percent, up from 39.8 percent in the fourth quarter of 2004.
o Cash flow from operations for the quarter was $1.9 million, the best quarterly result since the third quarter of 2001.
o As of December 31, 2005, cash and marketable securities increased to $32.9 million from $31.6 million last quarter.
o Utilization was 66 percent compared to 55 percent in the fourth quarter of 2004.
o Quarterly net revenue per consultant and net revenue per employee were $211,000 and $172,000 annualized respectively. This compares to $211,000 and $170,000 respectively for the third quarter of this year and $180,000 and $153,000 for the fourth quarter of 2004.
o As of December 31, 2005, we had 233 employees in total, 191 of which were billable. This compares to 230 employees last quarter, of which 186 were billable.

Actual earnings results for the full year ending December 31, 2005, and financial highlights, are as follows:

o Net income for the year was $537,000 compared to a loss of $565,000 in 2004. In the first quarter of 2005 Inforte underwent a capital restructuring in which it exchanged options for cash and restricted stock; excluding this expense 2005 net income was $1.3 million and compares to $732,000 in 2004 excluding the impact of the office space restructuring.
o Net income as a percentage of net revenue was 1.4 percent for the year and compares to -1.3 percent in 2004. Net income as a percentage of net revenue excluding the capital restructuring was 3.5 percent and compares to 1.7 percent in 2004 excluding the office space restructuring.
o Operating income for the year was $113,000 compared to a loss of $2 million in 2004. Operating income excluding the capital restructuring was $1.4 million and compares to $124,000 in 2004 excluding the office space restructuring.
o Operating income as a percentage of net revenue was 0.3 percent compared to -4.6 percent in 2004. Operating income as a percentage of net revenue excluding the capital restructuring was 3.8 percent and compares to 0.3 percent in 2004 excluding the office space restructuring.
o Gross income as a percentage of net revenue excluding the capital restructuring was 43.1 percent, up from 41.4 percent in 2004.
o Cash flow from operations for the year was $1.9 million. Excluding the impact of the capital restructuring, cash flow from operations was $2.7 million.

Nick Heyes, Inforte's chief financial officer, commented, "2005 has been a good year for profitability and cash flow. Our operating earnings before interest, tax, depreciation and amortization (EBITDA) excluding the capital restructuring were $2.5 million at 6.7 percent of net revenue. This is our best performance on an absolute and percentage of net revenue basis since 2000. Excluding the impact of the capital restructuring, this was also our best year for cash flow from operations since 2001. A key item related to our 2006 guidance is that we currently have no stock options expense as we have zero unvested options. We have already been including our restricted stock expense in our results over the last year and that expense is included in our guidance."

Guidance for the next two quarters is as follows:

o Inforte's net revenue guidance for 1Q06 is unchanged at a range of $9 million to $10 million
o    EPS guidance for 1Q06 is unchanged at a range of one to five cents
o Net revenue guidance for 2Q06 is set at a range of $9.5 million to $10.5 million; 2Q06 EPS guidance is set at a range of two to six cents
o    EPS guidance for all future quarters includes non-cash compensation expense

Non-GAAP supplemental information is provided to enhance the understanding of Inforte's financial performance and is reconciled to Inforte's GAAP information in the accompanying tables at the end of this press release. Inforte presents the non-GAAP financial measures to complement results provided in accordance with GAAP, as management believes these measures help illustrate underlying trends in our business and facilitate comparisons between quarters and years. Management uses these measures to establish budgets and operational goals that are communicated internally and externally, to manage our business and evaluate its performance, and to assess compensation for executives.

The non-GAAP supplemental information excludes the costs of an office space restructuring which was a one-time write-off of excess space in the fourth quarter of 2004 and also excludes the costs of a capital restructuring during the first quarter of 2005, which included an exchange of outstanding options for cash and restricted stock and the granting of additional common stock. See footnote 3 to the Non-GAAP Supplemental Information and Inforte's SEC filings for more detail on the office space restructuring and footnote 2 to the Non-GAAP Supplemental Information and Inforte's SEC filings for more detail on the capital restructuring.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte's ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients' expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; (vii) integrate acquired businesses;
(viii) grow new areas of its business, such as business intelligence and managed analytics; and (ix) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.


Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.
Inforte Corp. increases the competitive strength of its Global 1000 clients by providing them with insight, intelligence and an infrastructure to close the fact-gap and enable more timely and profitable decision-making. Inforte consultants combine real-world industry, functional and analytical expertise with innovative go-to-market strategies and technology solutions, ensuring that our clients can drive transformational, measurable results in their customer interactions. Inforte is headquartered in Chicago and has offices in Atlanta; Dallas; Delhi, India; Hamburg, Germany; London; Los Angeles; San Francisco; and Washington, D.C. For more information, contact Inforte at 800.340.0200 or visit www.inforte.com.

CONTACT:  kelly.richards@inforte.com, or ir@inforte.com.

Visit http://www.inforte.com/investor/ to access the January 26, 2006, Investor Conference Call web cast, which begins at 8:30 a.m. Eastern.

                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (000's, except per share data)
                                                         THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                            DECEMBER 31,                  DECEMBER 31,
                                                       ------------------------   ------------------------
                                                          2004         2005          2004          2005
                                                       ----------   ----------    ----------    ----------
                                                       (Unaudited)  (Unaudited)
Revenues:
  Revenue before reimbursements (net revenue)          $  9,784     $  9,558       $  43,944     $  37,718
  Reimbursements                                          1,220        1,017           6,106         3,929
                                                       --------     --------        --------      --------
Total revenues                                           11,004       10,575          50,050        41,647

Cost of services:
  Project personnel and related expenses                  5,893        5,493          25,735        21,760
  Reimbursements                                          1,220        1,017           6,106         3,929
                                                       --------     --------        --------      --------
Total cost of services                                    7,113        6,510          31,841        25,689
                                                       --------     --------        --------      --------
Gross profit                                              3,891        4,065          18,209        15,958

Other operating expenses:
  Sales and marketing                                     1,020          648           4,777         2,590
  Recruiting, retention and training                        237          315           1,341         1,100
  Management and administrative                           5,074        2,773          14,111        12,155
                                                       --------     --------        --------      --------
Total other operating expenses                            6,331        3,736          20,229        15,845
                                                       --------     --------        --------      --------
Operating income (loss)                                  (2,440)         329          (2,020)          113
Loss on investment in affiliate                               -          (67)              -          (143)
Interest income, net and other                              312          247           1,084           918
                                                       --------     --------        --------      --------
Income (loss) before income tax                          (2,128)         509            (936)          888
Income tax expense (benefit)                               (848)         202            (372)          352
                                                       --------     --------        --------      --------
Net income (loss)                                     $  (1,280)   $     307       $    (564)    $     536
                                                       ========     ========        ========      ========

Earnings per share:
-Basic                                                $   -0.12    $    0.03       $   -0.05     $    0.05
-Diluted                                              $   -0.12    $    0.03       $   -0.05     $    0.05

Weighted average common shares outstanding:
-Basic                                                   11,091       11,260          11,045        11,222
-Diluted (1)                                             11,091       11,477          11,045        11,504

Expenses as a percentage of net revenue
 Project personnel and related expenses                   60.2%        57.5%           58.6%         57.7%
 Sales and marketing                                      10.4%         6.8%           10.9%          6.9%
 Recruiting, retention, and training                       2.4%         3.3%            3.1%          2.9%
 Management and administrative                            51.9%        29.0%           32.1%         32.2%
 Income tax rate                                          39.8%        39.6%           39.6%         39.6%

Margins as a percentage of net revenue
 Gross income                                             39.8%        42.5%           41.4%         42.3%
 Operating income                                        -24.9%         3.4%           -4.6%          0.3%
 Pretax income                                           -21.7%         5.3%           -2.1%          2.4%
 Net income                                              -13.1%         3.2%           -1.3%          1.4%

Year-over-year change
 Net revenue                                                             -2%                          -14%
 Gross income                                                             4%                          -12%
 Operating income                                                         -                             -
 Pretax income                                                            -                             -
 Net income                                                               -                             -
 Diluted EPS                                                              -                             -

                                                  NON-GAAP SUPPLEMENTAL INFORMATION (UNAUDITED) (2)(3)
                                                                STATEMENTS OF OPERATIONS
                                                             (000's, except per share data)
                                                          THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                             DECEMBER 31,                 DECEMBER 31,
                                                      -------------------------     -------------------------
                                                          2004          2005           2004          2005
                                                       ----------   ----------      ----------    ----------
                                                       (Unaudited)  (Unaudited)     (Unaudited)   (Unaudited)

Operating income (loss)                                   (2,440)          329        (2,020)           113
Capital restructuring                                          -             -             -          1,316
Office space restructuring                                 2,144             -         2,144              -
Loss on investment in affiliate                                -           (67)            -           (143)
Interest income, net and other                               312           247         1,084            918
                                                        --------      --------      --------       --------
Non-GAAP income before income tax                             16           509         1,208          2,204
Non-GAAP income tax expense                                    -           202           476            873
                                                        --------      --------      --------       --------
Non-GAAP net income                                    $      16     $     307     $     732      $   1,331
                                                        ========      ========      ========       ========
Non-GAAP earnings per share:
-Basic                                                 $       -     $    0.03     $    0.07      $    0.12
-Diluted                                               $       -     $    0.03     $    0.07      $    0.12

Weighted average common shares outstanding:
-Basic                                                    11,019        11,260        11,045         11,222
-Diluted                                                  11,140        11,477        11,224         11,504

Non-GAAP margins as a percentage of net revenue
 Pretax income                                              0.2%          5.3%          2.7%           5.8%
 Net income                                                 0.2%          3.2%          1.7%           3.5%

Year-over-year change
 Non-GAAP pretax income                                                 3,081%                          82%
 Non-GAAP net income                                                    1,819%                          82%
 Non-GAAP diluted EPS                                                        -                          71%

(1) Potentially dilutive shares were excluded from the diluted loss per share calculation for the three and twelve months ended December 31, 2004 as their effects would have been anti-dilutive to the loss incurred by the Company. The total number of weighted average common and common equivalent shares outstanding, including any anti-dilutive shares, for each period were the following: Three months ending December 31, 2004: 11,140 shares, Twelve months ending December 31, 2004: 11,224 shares.

(2) The Non-GAAP supplemental information shows results excluding the impact of the capital restructuring in the first quarter of 2005. The total expense of $1,316 included: (i)$848 for charges related to the exchange of stock options for cash; (ii) $378 for common stock grants to employees who had chosen not to exercise options prior to the one-time cash distribution; and (iii) $90 for professional services. Of the total expense of $1,316, $292 was charged to Project personnel and related expenses, $119 was charged to Sales and marketing, $8 was charged to Recruiting, retention and training and $897 was charged to the Management and administrative line of the Statement of Operations. The non-GAAP results are provided in order to enhance the user's overall understanding of the company's current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

(3) The Non-GAAP supplemental information shows the impact of office space restructuring that occurred in the fourth quarter of 2004. The total expense of the restructuring was $2,144, all of which was charged to the Management and administrative line of the Statement of Operations. We present the non-GAAP results as a complement to the results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided in order to enhance the user's overall understanding of the company's current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

                                                     INFORTE CORP.
                                               CONSOLIDATED BALANCE SHEETS
                                                       (000's)
                                                             DEC 31,     MAR 31,    JUNE 30,    SEPT 30,     DEC 31,
                                                              2004        2005        2005        2005        2005
                                                            --------    --------    --------    --------     --------
                                                                       (Unaudited) (Unaudited) (Unaudited)
                           ASSETS
Current assets:
  Cash and cash equivalents                                $  20,817   $  22,041   $   9,471   $  12,107    $  10,353
  Short-term marketable securities                            24,657      24,036      20,022      18,996       22,591
  Accounts receivable                                          7,491       6,760       7,875       8,707        8,460
  Allowance for doubtful accounts                               (450)       (450)       (450)       (450)        (400)
                                                            --------    --------    --------    --------     --------
  Accounts receivable, net                                     7,041       6,310       7,425       8,257        8,060
  Note receivable from affiliate                                   -           -           -         429          684
  Prepaid expenses and other current assets                      875       1,163       1,212       1,066        1,023
  Interest receivable on investment securities                   383         399         261         204          199
  Deferred income taxes                                        2,662       2,424       1,053       1,073          484
  Income taxes recoverable                                     1,025       1,042       1,013         218          124
                                                            --------    --------    --------    --------     --------
          Total current assets                                57,460      57,415      40,457      42,350       43,518

Computers, purchased software and property                     3,218       2,642       2,602       2,111        1,862
Less accumulated depreciation and amortization                 2,125       1,623       1,754       1,091          881
                                                            --------    --------    --------    --------     --------
Computers, purchased software and property, net                1,093       1,019         848       1,020          981

Long-term marketable securities                               12,106       6,086       3,543         492            -
Intangible assets                                                  -           -           -          64           42
Goodwill                                                      11,726      11,726      11,726      14,307       15,238
Deferred income taxes                                            207         366       1,495       1,565        2,758
Investment in affiliate                                            -           -       2,000       1,924        1,857
                                                            --------    --------    --------    --------     --------
          Total assets                                     $  82,592   $  76,612   $  60,069   $  61,722    $  64,394
                                                            ========    ========    ========    ========     ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                         $     756   $     710   $     413   $     666    $     357
  Income taxes payable                                         1,309         148         260         359          920
  Accrued expenses                                             2,364       2,274       2,890       3,012        3,595
  Accrued loss on disposal of leased property                  2,278       1,826       1,492       1,106          845
  Current portion of deferred acquisition payment              3,150       3,150       3,150       3,650        3,650
  Dividends declared                                               -      17,375           -           -            -
  Deferred revenue                                             1,667       1,085       1,166       1,084        1,679
                                                            --------    --------    --------    --------     --------
          Total current liabilities                           11,524      26,568       9,371       9,877       11,046

Non current liabilities:
  Non-current portion of deferred acquisition payment          3,150           -           -         500        1,500
Stockholders' equity:
  Common stock, $0.001 par value
    authorized- 50,000,000 shares; issued and
    outstanding (net of treasury stock)- 12,568,405 as
    of Dec. 31, 2005                                              11          11          12          12           13
  Additional paid-in capital                                  80,652      74,015      74,170      74,168       74,204
  Cost of common stock in treasury (2,720,823 shares as
    of Dec. 31, 2005)                                        (24,997)    (24,997)    (24,997)    (24,997)     (24,997)
  Stock-based compensation                                       181         585         823       1,011        1,265
  Retained earnings                                           11,462           -         454         999        1,307
  Accumulated other comprehensive income                         609         430         236         152           56
                                                            --------    --------    --------    --------     --------
          Total stockholders' equity                          67,918      50,044      50,698      51,345       51,848
                                                            --------    --------    --------    --------     --------
         Total liabilities and stockholders' equity        $  82,592   $  76,612   $  60,069   $  61,722    $  64,394
                                                            ========    ========    ========    ========     ========

Total cash and marketable securities                       $  57,580   $  52,163   $  33,036   $  31,595    $  32,944

                                                    INFORTE CORP.
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                      (000's)
                                                       THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                           DECEMBER 31,                 DECEMBER 31,
                                                     -----------------------      -------------------------
                                                        2004         2005            2004          2005
                                                     ----------    ---------      ----------     ----------
                                                     (Unaudited)  (Unaudited)
Cash flows from operating activities
Net income (loss)                                    $  (1,280)    $     307      $    (564)     $     536
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and amortization                          430           253          1,646          1,232
    Non-cash compensation                                    1             -            181              -
    Loss on investment in affiliate                          -            67              -            143
    Stock based compensation                                 -           254              -          1,084
    Deferred income taxes                                 (453)         (528)          (379)          (297)
  Changes in operating assets and liabilities
    Accounts receivable                                    (72)          197           (536)          (909)
    Prepaid expenses and other current assets              116            38           (121)            30
    Unbilled revenue                                         -             -              -            463
    Accounts payable                                      (239)         (309)          (846)          (730)
    Income taxes                                          (714)          655         (1,856)           512
    Accrued expenses and other                           1,558           322           (265)          (202)
    Deferred revenue                                      (542)          595         (1,098)            12
                                                      --------      --------       --------       --------
Net cash provided by (used in) operating
  activities                                            (1,195)        1,851         (3,838)         1,874

Cash flows from investing activities
  Note receivable from affiliate                             -          (245)             -           (670)
  Investment in affiliate                                    -             -              -         (2,000)
  Acquisition of Compendit/GTS, net of cash                 11             -         (5,666)        (5,327)
  Decrease in marketable securities                      2,696        (3,153)         6,011         13,562
  Purchases of property and equipment                     (105)         (143)          (946)          (421)
                                                      --------      --------       --------       --------
Net cash provided by (used in)
  investing activities                                   2,602        (3,541)          (601)         5,144

Cash flows from financing activities
  Proceeds from stock option and purchase plans            268            31            861            233
  Dividends                                                  -             -              -        (17,375)
                                                      --------      --------       --------       --------
Net cash provided by (used in)
  financing activities                                     268            31            861        (17,142)
                                                      --------      --------       --------       --------

Effect of changes in exchange rates on cash                253           (95)           324           (340)
Increase (decrease) in cash and cash equivalents         1,928        (1,754)        (3,254)       (10,464)
Cash and cash equivalents, beginning of period          18,889        12,107         24,071         20,817
                                                      --------      --------       --------       --------
Cash and cash equivalents, end of period             $  20,817     $  10,353      $  20,817      $  10,353
                                                      ========      ========       ========       ========